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                                                                    EXHIBIT 99.1

PRESS RELEASE
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Contact: Robert P. Walsh
         Vice President, Investor Relations
         (770) 810-3150

          NOVOSTE CEO WILLIAM HAWKINS STEPPING DOWN TO JOIN MEDTRONIC;
                          WILL REMAIN ON NOVOSTE BOARD

                 Chairman Thomas Weldon to Serve as Interim CEO

NORCROSS, GA., December 19, 2001 - Novoste Corporation (NASDAQ: NOVT) today announced that President and Chief Executive Officer William A. Hawkins is resigning from the company to join Medtronic, Inc. as Senior Vice President and President of its Vascular Division. His move will be effective January 16, 2002. Mr. Hawkins will remain involved with Novoste as a member of its Board of Directors.

The Novoste Board is currently reviewing CEO candidates and is expected to name a successor to Mr. Hawkins during the next few months. In the interim, Chairman and company co-founder, Thomas D. Weldon, will step back into the role of CEO, a position he held prior to Hawkins' appointment.

Commenting on his departure, Mr. Hawkins said, "This is a personal career decision, and it has not been an easy choice because Novoste is a strong company with excellent future prospects. I was brought in almost four years ago to transition this organization from a development stage company to a fully integrated global leader in cardiology. This goal has been accomplished and in light of this opportunity, it is time for me to accept new challenges. I plan to remain very much involved with Novoste as a member of its Board."

Mr. Weldon added, "Under Bill's guidance, we have built a solid senior management team that has led us to a strong market leadership position in vascular brachytherapy. Our management team, together with our field sales organization and our infrastructure, remain intact. In the near term, we will continue to focus on growing our vascular brachytherapy business. Over the longer term, we plan to leverage our core technology into new markets and aggressively pursue internal and external strategic growth opportunities that exploit our brand and distribution capabilities. Our new CEO will drive this strategy."

Mr. Weldon and Mr. Hawkins will conduct a conference call at 8:00 am EST on Thursday, December 20, 2001, to discuss the transition. The phone number for the conference call is (646) 862-1023, reservation code 20142990. For those unable to participate, a replay will be available for two days following the call by dialing (800) 633-8284 or (858) 812-6440, reservation code 20142990. To access the conference call via live webcast, visit the Investor Relations section of Novoste's web site at http://www.novoste.com. Listeners are advised to visit the
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website at least 20 minutes before the scheduled time of the call to download and install any necessary audio software. An archived copy of the call will be available for a period of 48 hours after the call on the Company's web site.


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About Novoste Corporation:
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Novoste Corporation, based in Atlanta, develops advanced medical treatments for coronary and vascular diseases and is the worldwide leader in vascular brachytherapy. The company's Beta-Cath(TM) System is commercially available in the United States, as well as in the European Union and several other countries. This product was being used in approximately 300 hospitals in the third quarter ended September 30, 2001, which also was the company's first profitable quarter in its nine-year history. For general company information, please call (770) 717-0904 or visit the company's web site at www.novoste.com.
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The forward-looking statements included in this news release reflect management's best judgment based on factors currently known. Actual results may differ materially from those projected in these forward-looking statements based upon risks and uncertainties, such as timing and receipt of regulatory approvals, reimbursement, timing and results of future clinical trials, product availability, continued market acceptance of the Beta-Cath(TM) System, continued demonstration of safety, efficacy, and device performance in post-market surveillance studies, competition and technological changes and other risks detailed in documents filed by Novoste with the SEC including its Form 10-K for the year ended December 31, 2000 and Form 10-Q for the quarter ended September 30, 2001.

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